UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2009

Eli Lilly and Company
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Lilly Corporate Center, Indianapolis, Indiana		46285
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-276-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2009, the Board of Directors of Eli Lilly and Company elected Ralph Alvarez as a new member, effective April 1, 2009. Alvarez, 53, currently serves as president and chief operating officer of McDonald’s Corporation. As a member of Lilly’s board, Alvarez will serve on the board’s finance committee and public policy and compliance committee. He will serve under interim election and will stand for election by Lilly shareholders at the company’s annual meeting in 2010.

Mr. Alvarez has served as president and COO of McDonald’s Corporation since August 2006. He joined McDonald’s in 1994 and has held a variety of leadership roles throughout his career, including president of McDonald’s North America and president and chief operations officer of McDonald’s USA. Prior to joining McDonald’s, Alvarez had a lengthy career in the restaurant industry working for Burger King Corporation and Wendy’s International, Inc. He is a director of McDonald's Corporation and KeyCorp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eli Lilly and Company

February 18, 2009	By:	James B. Lootens

Name: James B. Lootens
Title: Secretary and Deputy General Counsel